Exhibit 99.1

Contacts: Investors Jackson Kelly T +01 404.676.7563 Media Amanda Rosseter T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301

THE BOARD OF DIRECTORS OF THE COCA-COLA COMPANY ELECTS KATHY N. WALLER AS CHIEF FINANCIAL OFFICER, EXECUTIVE VICE PRESIDENT

Elects Larry M. Mark, Mark Randazza, Dr. Wamwari Waichungo,
Ronald J. Lewis and Jos Wellekens as Officers

Approves Quarterly Dividend

ATLANTA, April 24, 2014 — The Board of Directors of The Coca-Cola Company today elected Kathy N. Waller as Executive Vice President and Chief Financial Officer, effective immediately. As announced in February, Waller, 55, is replacing Gary Fayard who is retiring after 20 years with the Company.

Waller, a highly respected global leader of the Finance Division, most recently served as Vice President, Finance and Controller.  She joined the Company in 1987 as a Senior Accountant in the Accounting Research Department and assumed roles of increasing responsibility including Principal Accountant for the Northeast Europe/Africa Group, Marketing Controller for the McDonald’s Group, Vice President, Chief of Internal Audit and Vice President, Controller.

In addition to her role in Finance, Waller also leads The Coca-Cola Company’s Women’s Leadership Council and helped develop its highly successful Women in Leadership global program.  Waller also serves on the advisory board of Catalyst, the leading nonprofit organization with a mission to expand opportunities for women and business.

Prior to joining The Coca-Cola Company, Waller worked for the firm now known as Deloitte. She received her bachelor’s and MBA degrees from the University of Rochester in New York and is a Certified Public Accountant.

The Board today also elected Larry M. Mark, Mark Randazza, Dr. Wamwari Waichungo, Ronald J. Lewis and Jos Wellekens as Vice Presidents of the Company, effective immediately.

Larry M. Mark, 52, was named Vice President, Controller, replacing Kathy Waller in the role.  In this position, Mark is responsible for the Controller’s Group, overseeing global accounting, tax reporting and analytics.

Mark joined the Company in 1991 in the Corporate Audit Department and has since served in roles of increasing responsibility including Director of Investor Relations, Vice President of Finance, North America Foodservice Division; CFO, Europe Group; CFO, Coca-Cola North America Group and most recently as Deputy Controller for the Company.

Prior to joining Coca-Cola, Mark worked as an Audit Senior Manager at Price Waterhouse.  He received his bachelor’s degree in Accounting from Southwest Texas State University and his MBA degree from Emory University.

Mark Randazza, 48, was named Vice President, Assistant Controller.  Randazza also serves as the Chief Accounting Officer of the Company and is responsible for regulatory compliance of global accounting standards and internal and external reporting.

Randazza began his career with The Coca-Cola Company in 1992 as a Senior Accountant and has since held roles of increasing responsibility.  Throughout his career, he has served as Supervisor of Treasury Accounting, Finance Manager, Director of Accounting Research & Financial Reporting and Assistant Controller.

He received his bachelor’s degree in Accounting from Florida State University, his MBA degree from the University of Central Florida and is a Certified Public Accountant.

Dr. Wamwari Waichungo, 45, serves as Vice President, Scientific and Regulatory Affairs (SRA).  In this role, she leads Company efforts to develop and implement a globally aligned scientific strategy that promotes the safety and benefits of
Coca-Cola products, packages and ingredients; oversees regulatory compliance; and supports scientific advocacy.

Dr. Waichungo joined the Company in 2000 and has held various positions including Director, Strategy and Business Planning Director for the North and West Africa Business Unit, and Director, Strategy, Planning and Insights for the South Africa Business Unit.

Prior to joining The Coca-Cola Company, Dr. Waichungo held product and consumer research roles at Campbell Soup Company and ConAgra Foods.  She holds a Bachelor of Science degree in Nutrition from Montclair State University and a Master of Science and Ph.D. in Food Science from the University of Missouri-Columbia and attended the Program for Leadership Development at Harvard Business School.

Ronald J. Lewis, 47, currently holds the position of Vice President, Procurement and Chief Procurement Officer of The Coca-Cola Company and is responsible for managing external spending across the Coca-Cola system.

Prior to his current role, Lewis held the position of Senior Vice President for Coca-Cola Refreshments, Vice President, Supply Chain for Coca-Cola Enterprises, Vice President and Chief Procurement Officer for Coca-Cola Enterprises, and President and CEO of Coca-Cola Bottlers’ Sales and Services Company LLC.  Before starting his career with the Coca-Cola system, he was employed by Mars Inc. and Cargill Inc. in various supply chain, procurement, trading and risk management roles.

Lewis received a Bachelor of Science in Chemical Engineering from Montana State University and a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University.

Jos Wellekens, 51, serves as Vice President, Chief Quality, Safety and Sustainable Operations Officer.  In his role, Wellekens develops policy and governance for the Quality, Safety and Environment spaces. Prior to his current role, he served as Director of Quality Assurance, Scientific and Regulatory Affairs and Technical Services for the Europe Group.

Wellekens joined The Coca-Cola Company in 1992, and has held roles of increasing responsibility in Quality, SRA, supply chain operations and technical leadership across the system.  In 2007, he was named Director of Quality Assurance and Technical Operations for the European Union Group, and later added Scientific and Regulatory Affairs to his role.

Wellekens holds a Master of Science degree in Electromechanical Engineering from the University of Ghent in Belgium and a postgraduate degree in Quality Management from the Centre for Quality in Kortrijk, Belgium.

The Board today also declared a regular quarterly dividend of 30.5 cents per common share.  The dividend is payable July 1, 2014, to shareowners of record as of June 16, 2014.

The Board earlier this year approved the Company’s 52nd consecutive annual dividend increase, raising the quarterly dividend 9 percent from 28 cents to 30.5 cents per share.  This is equivalent to an annual dividend of $1.22 per share, up from $1.12 per share in 2013.  The increase reflects the Board’s confidence in the Company’s long-term cash flow.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world’s largest beverage company, refreshing consumers with more than 500 sparkling and still brands.  Led by Coca-Cola, one of the world’s most valuable and recognizable brands, our Company’s portfolio features 17 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade,

Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks.  Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of 1.9 billion servings a day.  With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate.  Together with our bottling partners, we rank among the world’s top 10 private employers with more than 700,000 system associates.  For more information, visit Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at www.linkedin.com/company/the-coca-cola-company.

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